Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
THIRD QUARTER 2009 RESULTS
Suwanee, Ga. (October 26, 2009) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in the development of advanced cable telephony, next generation high-speed data, demand driven video solutions, operations software and broadband access equipment, today announced preliminary and unaudited financial results for the third quarter 2009.
Revenues in the third quarter 2009 were $275.8 million, compared to second quarter 2009 revenues of $278.5 million and third quarter 2008 revenues of $297.6 million. Through the first nine months of 2009 and 2008, revenues were $807.8 million and $852.2 million, respectively.
Adjusted net income (a non-GAAP measure) for the third quarter 2009 was $0.25 per diluted share, compared to $0.27 per diluted share for the second quarter 2009 and $0.24 per diluted share for the third quarter of 2008. Year to date, adjusted net income was $0.69 per diluted share for 2009 as compared to $0.52 per diluted share in 2008. The increased profitability primarily reflects higher gross margins.
GAAP net income for the third quarter 2009 was $0.17 per diluted share, as compared to the second quarter 2009 of $0.18 per diluted share, and the third quarter 2008 of $0.18 per diluted share. Year to date, GAAP net income was $0.45 per diluted share for 2009 as compared to $0.27 per diluted share for 2008. Significant GAAP items in the third quarter 2009 that have been excluded in computing adjusted net income and earnings per shares include: amortization of intangibles, equity compensation expense, restructuring and acquisition-related costs, and non-cash interest related to convertible debt. A reconciliation of adjusted net income to GAAP net income per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin in the third quarter 2009 was 41.9%, which compares to the second quarter 2009 of 42.1% and the third quarter 2008 of 35.7%. The year over year improvement primarily reflects continued strong CMTS sales.
The Company ended the third quarter 2009 with $577 million of cash resources, which includes $562 million of cash and short-term investments, and $15 million of long-term marketable security investments, up in the aggregate by approximately $53 million from the end of the second quarter 2009 as a result of both strong earnings and lower working capital. The Company generated $63 million of cash from operating activities in the third quarter 2009 and $171 million through the first nine months of 2009, which compares to $46 million and $87 million in the same periods in 2008. Order backlog at the end of the third quarter 2009 was $170 million and the Company’s book to bill ratio in the third quarter was 1.01. These amounts compare to order backlog of $166 million and book to bill ratio of 1.04 in the second quarter of 2009.
“The ARRIS team continues to deliver products and services that our customers worldwide need in order to grow, meet the competition and enhance the subscriber experience,” said Bob Stanzione, ARRIS Chairman & CEO. “Rapid increases in internet TV traffic are altering the home video experience and creating demand for the ARRIS high speed data platform. We have taken key steps to grow our current business to include a strong video product suite in order to capitalize on today’s vision of a converged voice, data and video platform.”
During the quarter the Company announced the purchase of substantially all of the assets of Digeo, Inc., which provides products and a rich patent portfolio for video networking and multi-media services platforms as well the purchase of EGT, Inc. which provides video processing technologies that complement the Company’s VOD, ad insertion and switched digital video product offerings. Also during the quarter, the Company announced that two new customers, Bresnan Communications and Kabel Nord, had selected the market leading ARRIS C-4 CMTS product for deployment in their operation areas. International sales represent a growing portion of ARRIS revenues with Cablevison Mexico the third largest customer in the quarter and three Japanese and Canadian customers ranked in the top twenty customers.
“Our third quarter 2009 results reflect continuing strong market acceptance of ARRIS products,” said David Potts, ARRIS EVP & CFO. “Once again, our strong gross margins and cash generation demonstrate the financial strength of our Company. With respect to the fourth quarter 2009, we project that revenues for the Company will be in the range of $265 to $285 million, with adjusted net income per diluted share in the range of $0.22 to $0.26 and GAAP net income per diluted share, in the range of $0.13 to $0.17.”
ARRIS management will conduct a conference call at 5:00 pm EDT, today, Monday, October 26, 2009, to discuss these results in detail. You may participate in this conference call by dialing 888-679-8033 or 617-213-4846 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference passcode 82209148 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through

Friday, October 30, 2009 by dialing 888-286-8010 or 617-801-6888 for international calls and using the passcode 23090362. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
About ARRIS
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Suwanee; Beaverton, OR; Chicago, IL; Kirkland, WA; State College, PA; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	fourth quarter and 2009 revenues and net income;

•	expected sales levels and acceptance of new ARRIS products;

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the fourth quarter as well as the general outlook for 2009 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	our customers operate in a capital intensive consumer based industry, and the current disruptions in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that we offer; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2009. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
# # # # #

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008

ASSETS

Current assets:
Cash and cash equivalents	$461,795	$476,846	$398,938	$409,894	$305,987
Short-term investments, at fair value	99,917	47,195	25,494	17,371	23,571

	561,712	524,041	424,432	427,265	329,558

Restricted cash	4,473	4,552	4,550	5,673	5,768
Accounts receivable, net	119,125	128,482	155,792	159,443	180,367
Other receivables	2,235	5,904	6,636	4,749	5,180
Inventories, net	100,024	115,944	120,774	129,752	139,598
Prepaids	10,764	7,700	6,994	8,004	5,156
Income taxes recoverable	4,212	366	3,232	362	1,896
Current deferred income tax assets	32,883	41,166	49,027	44,004	42,714
Other current assets	12,981	11,995	15,083	19,420	20,236

Total current assets	848,409	840,150	786,520	798,672	730,473

Property, plant and equipment, net	58,339	60,048	59,438	59,204	60,268
Goodwill	234,416	231,684	231,684	231,684	449,418
Intangible assets, net	201,351	208,822	218,085	227,348	236,689
Investments	30,574	10,317	14,593	14,681	15,086
Noncurrent deferred income tax assets	3,593	3,870	3,771	12,157	3,988
Other assets	7,648	6,251	5,483	6,576	7,173

	$1,384,330	$1,361,142	$1,319,574	$1,350,322	$1,503,095

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$42,659	$48,859	$44,422	$75,863	$54,304
Accrued compensation, benefits and related taxes	27,054	20,753	15,583	27,024	21,831
Accrued warranty	5,292	5,185	5,306	5,652	6,354
Deferred revenue	35,423	43,727	44,006	44,461	35,986
Current portion of long-term debt	148	148	147	146	234
Current deferred income tax liability	250	248	241	1,059	—
Other accrued liabilities	34,979	35,852	31,922	25,410	30,205

Total current liabilities	145,805	154,772	141,627	179,615	148,914
Long-term debt, net of current portion	208,433	205,710	203,080	211,870	209,340
Accrued pension	18,914	19,665	19,289	18,820	10,622
Noncurrent income tax payable	10,632	12,386	12,441	9,607	10,128
Noncurrent deferred income tax liability	35,188	33,999	42,530	41,598	67,403
Other noncurrent liabilities	15,301	15,094	14,391	15,343	18,088

Total liabilities	434,273	441,626	433,358	476,853	464,495

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,385	1,379	1,368	1,362	1,360
Capital in excess of par value	1,177,958	1,169,223	1,159,054	1,159,097	1,155,211
Treasury stock at cost	(75,960)	(75,960)	(75,960)	(75,960)	(75,960)
Unrealized loss on marketable securities	(60)	(161)	(372)	(274)	(128)
Unfunded pension liability	(8,070)	(8,070)	(8,070)	(8,070)	(3,358)
Accumulated deficit	(145,012)	(166,711)	(189,620)	(202,502)	(38,341)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	950,057	919,516	886,216	873,469	1,038,600

	$1,384,330	$1,361,142	$1,319,574	$1,350,322	$1,503,095

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$275,772	$297,551	$807,811	$852,167
Cost of sales	160,299	191,417	479,548	567,901

Gross margin	115,473	106,134	328,263	284,266
Gross margin %	41.9%	35.7%	40.6%	33.4%

Operating expenses:
Selling, general, and administrative expenses	36,311	33,012	110,782	107,040
Research and development expenses	30,909	27,473	89,447	83,257
Restructuring charges	73	202	785	782
Amortization of intangible assets	9,281	9,146	27,807	34,854

	76,574	69,833	228,821	225,933

Operating income	38,899	36,301	99,442	58,333
Other expense (income):
Interest expense	4,356	4,360	13,121	12,672
Loss (gain) on investments	(238)	37	(453)	210
Loss (gain) on foreign currency	1,114	382	3,642	(258)
Interest income	(424)	(1,504)	(1,172)	(5,891)
Gain on debt retirement	—	—	(4,152)	—
Other income, net	(263)	(72)	(887)	(43)

Income from continuing operations before income taxes	34,354	33,098	89,343	51,643
Income tax expense	12,655	10,664	31,853	17,551

Net income	$21,699	$22,434	$57,490	$34,092

Net income per common share
Basic	$0.17	$0.18	$0.46	$0.27

Diluted	$0.17	$0.18	$0.45	$0.27

Weighted average common shares:
Basic	125,326	122,922	124,381	125,466

Diluted	129,695	125,420	127,916	127,249

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Operating Activities:
Net income	$21,699	$22,434	$57,490	$34,092
Depreciation	5,408	5,426	15,370	15,521
Amortization of intangible assets	9,281	9,146	27,807	34,854
Stock compensation expense	4,260	2,895	11,714	8,286
Deferred income tax provision	9,751	3,856	13,678	2,863
Amortization of deferred finance fees	180	190	548	571
Provision for doubtful accounts	11	151	1	365
Loss (gain) on investments	(238)	37	(453)	210
Gain on disposal of fixed assets	(76)	(13)	(46)	(15)
Non-cash interest expense	2,772	2,710	8,308	7,972
Gain on debt retirement	—	—	(4,152)	—
Excess tax benefits from stock-based compensation plans	(1,471)	(24)	(2,027)	(24)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	9,830	(1,819)	40,801	(12,103)
Other receivables	2,359	736	539	(4,001)
Inventory	16,641	5,182	30,449	(6,028)
Income taxes payable/recoverable	(4,800)	4,972	(2,868)	(657)
Accounts payable and accrued liabilities	(9,757)	(10,567)	(32,620)	9,743
Other, net	(2,800)	285	6,665	(5,117)

Net cash provided by operating activities	63,050	45,597	171,204	86,532

Investing Activities:
Purchases of property, plant, and equipment	(3,459)	(4,652)	(14,327)	(16,444)
Cash paid for acquisition, net of cash acquired	(7,930)	(5,647)	(8,130)	(10,066)
Cash proceeds from sale of property, plant & equipment	207	13	208	250
Purchases of investments	(93,079)	(70,111)	(151,845)	(86,998)
Disposals of investments	20,479	50,006	54,416	122,486

Net cash provided by (used in) investing activities	(83,782)	(30,391)	(119,678)	9,228

Financing Activities:
Payment of debt and capital lease obligations	(49)	(322)	(10,677)	(35,518)
Repurchase of common stock	—	—	—	(75,960)
Excess tax benefits from stock-based compensation plans	1,471	24	2,027	24
Repurchase of shares to satisfy minimum tax withholdings	—	—	(2,180)	(1,035)
Fees and proceeds from issuance of common stock, net	4,259	813	11,205	(1,081)

Net cash provided by (used in) financing activities	5,681	515	375	(113,570)
Net increase (decrease) in cash and cash equivalents	(15,051)	15,721	51,901	(17,810)
Cash and cash equivalents at beginning of period	476,846	290,266	409,894	323,797

Cash and cash equivalents at end of period	$461,795	$305,987	$461,795	$305,987

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2009		Q2 2009		Q3 2009		Sept YTD 2009
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income (loss)	$12,882	$0.10	$22,909	$0.18	$21,699	$0.17	$57,490	0.45

Highlighted items:
Impacting gross margin:
Stock compensation expense	303	—	366	—	394	—	1,063	0.01

Impacting operating expenses:
Acquisition costs, restructuring, and other	120	—	592	—	348	—	1,060	0.01
Amortization of intangible assets	9,263	0.07	9,263	0.07	9,281	0.07	27,807	0.22
Stock compensation expense	3,098	0.02	3,687	0.03	3,866	0.03	10,651	0.08

Impacting other (income) / expense:
Non-cash interest expense	2,818	0.02	2,718	0.02	2,772	0.02	8,308	0.06
Gain on repurchase of debt	(4,152)	(0.03)	—	—	—		(4,152)	(0.03)

Impacting income tax expense:

Adjustments of income tax valuation allowances and research & development credits and other	1,455	0.01	—	—	(166)	—	1,289	0.01
Tax related to highlighted items above	(3,646)	(0.03)	(5,322)	(0.04)	(6,218)	(0.05)	(15,186)	(0.12)

Total highlighted items	9,259	0.07	11,304	0.09	10,277	0.08	30,840	0.24

Net income excluding highlighted items	$22,141	$0.18	$34,213	$0.27	$31,976	$0.25	$88,330	$0.69

Weighted average common shares — diluted		124,920		128,054		129,695		127,916

	Q1 2008		Q2 2008		Q3 2008		Sept YTD 2008
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income (loss)	$3,829	$0.03	$7,829	$0.06	$22,434	$0.18	$34,092	$0.27

Highlighted items:
Impacting gross margin:
Stock compensation expense	201	—	245	—	264	—	710	0.01

Impacting operating expenses:
Integration costs	427	—	—	—	—	—	427	—
Restructuring charges	405	—	175	—	202	—	782	0.01
Amortization of intangible assets	13,254	0.10	12,454	0.10	9,146	0.07	34,854	0.27
Stock compensation expense	2,350	0.02	2,595	0.02	2,631	0.02	7,576	0.06

Impacting other (income) / expense:
Non-cash interest expense	2,605	0.02	2,657	0.02	2,710	0.02	7,972	0.06

Impacting income tax expense:
Adjustments of tax related to goodwill impairment and certain provision to return adjustments	—	—	—	—	(1,530)	(0.01)	(1,530)	(0.01)

Tax related to highlighted items above	(7,268)	(0.06)	(6,726)	(0.05)	(5,164)	(0.04)	(19,158)	(0.15)

Total highlighted items	11,974	0.09	11,400	0.09	8,259	0.07	31,633	0.25

Net income excluding highlighted items	$15,803	$0.12	$19,229	$0.15	$30,693	$0.24	$65,725	$0.52

Weighted average common shares — diluted		131,981		124,651		125,420		127,249

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our recent acquisition of C-COR. The acquisition costs, restructuring, and other reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. During the first quarter of 2009, ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million. In the first and third quarter of 2009, a tax expense of approximately $1.3 million was recorded for state valuation allowances, research and development tax credits and provision to return differences resulting from filing of the 2008 tax return. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration. In the third quarter of 2008, ARRIS recorded a net tax benefit of $1.6 million related to provision to return differences resulting from the filing of the 2007 tax return.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q4 EPS 2009 Guidance

Estimated GAAP EPS — diluted	$0.13 - $0.17
Reconciling Items:
Amortization of intangibles, after tax*	0.05
Stock compensation expense, after tax	0.02
Non-cash interest expense, after tax	0.01
Acquisition, restructuring and other, after tax	0.01

Subtotal	0.09

Estimated adjusted (non-GAAP) EPS — diluted	$0.22 - $0.26

*	Does not include the amortization for the Digeo intangibles as the valuation has not been completed.
See the Supplemental Net Income Reconciliation for a discussion regarding management’s reasoning for providing this adjusted financial measure